Exhibit 10.8

Subscription of Shares and

Amendment No. 1 to the

Securities Subscription Agreement

This Subscription of Shares and Amendment No. 1 to the Securities Subscription Agreement (as defined below), dated September 10, 2021 (this “Agreement”), is made by and between MELI Kaszek Pioneer Corp, a Cayman Islands exempted company (the “Company”), and MELI Kaszek Pioneer Sponsor LLC, a Cayman Islands limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Securities Subscription Agreement, dated as of June 17, 2021 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for and purchased 3,194,444 shares of the Company’s Class B ordinary shares, $0.0001 par value per share (the “Class B Shares”) and 9,126,984 shares of Class L ordinary shares, $0.0001 par value per share (the “Class L Shares”), for an aggregate purchase price of $25,000, of which up to 416,667 and 1,190,476 of such Class B Shares and Class L shares, respectively, are subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (the “IPO”) do not fully exercise their over-allotment option as described therein;

WHEREAS, on the date hereof the Company passed a special resolution to amend the Company’s authorised share capital to US$50,000.00 divided into 464,000,000 Class A Ordinary Shares with a nominal or par value of US$0.0001 each, 35,000,000 Class L Ordinary Shares with a nominal or par value of US$0.0001 each and 1,000,000 Preference Shares with a nominal or par value of US$0.0001 each by (i) redesignating the 6,805,556 unissued Class B Shares into 6,805,556 Class L Shares and (ii) converting into stock the 3,194,444 issued Class B Shares and reconverting and redesignating into 3,194,444 Class L Shares;

WHEREAS, the Company desires to issue, in accordance with Article 38.1 of the Company’s articles of association, and credited as fully paid 417,858 Class L Shares to the Subscriber, resulting in an aggregate of 12,739,286 Class L shares outstanding, of which up to 1,639,286 Class L Shares are intended to be subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s IPO do not fully exercise their over-allotment option as described in the Subscription Agreement;

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class L Shares subject to forfeiture in connection with the IPO;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Further Issue of Securities. The Company hereby issues, in accordance with the requirements of Article 38.1 of the Company’s articles of association, to the Subscriber an additional 417,858 Class L Shares (the “Additional Class L Shares”), and the Subscriber hereby agrees to accept the Additional Class L Shares from the Company, subject to forfeiture, on the terms and subject to the conditions set forth in the Subscription Agreement.

2.	Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

“Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 1,639,286 of Class L Shares) such that immediately following such forfeiture, the Subscriber (and all other initial shareholders prior to the IPO, if any) will own an aggregate number of Shares equal to 30% of the issued and outstanding Class A ordinary shares immediately following the IPO (on an as-converted basis). The Subscriber further acknowledges and agrees that each Class L Share that remains issued and outstanding and not converted as of the fifth (5th) anniversary of the IPO shall be exchanged on such date, at the Company’s election, for an aggregate for all such Class L Shares of either (i) 100 of the Company’s Class A ordinary shares, par value $0.0001 (the “Class A Ordinary Shares”), or (ii) cash, in an amount equal to the value of 100 Class A Ordinary Shares, based on the average market price of Class A Ordinary Shares over the period of five trading days ending two trading days before the date of exchange.”

3.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

4.

Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

MELI KASZEK PIONEER CORP

By:	/s/ Pedro Arnt
Name: Pedro Arnt
Title: Co-Chief Executive Officer

MELI KASZEK PIONEER SPONSOR LLC

By: Kaszek Ventures Opportunity II, LP, its Co-Managing Member

By:	/s/ Hernán Kazah
Name:	Hernán Kazah
Title:	Director of Kaszek Ventures Opportunity Partners II, Ltd., as general partner of Kaszek Ventures Opportunity Partners II, L.P., as general partner of Kaszek Ventures Opportunity II, L.P.

By: MELI Capital Ventures LLC, its Co-Managing Member

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Manager

[Signature Page to Issuance of Shares and

Amendment No. 1 to the Securities Subscription Agreement]